UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

DATE OF REPORT (Date of Earliest Event Reported): September 17, 2003

RESORTQUEST INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-14115

Delaware	62-1750352

(State or other Jurisdiction of incorporation)	(I.R.S. Employer
Identification No.)

8955 Highway 98 West
Suite 203
Destin, FL	32550

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (850) 278-4000

Not Applicable

(Former name or former address, if changed since last report.)

ITEM 5. Other Events and Regulation FD Disclosure.
ITEM 7. Financial Statements and Exhibits.
EX-13 CONFORMED EXHIBIT 13 FOR 2002 10-K

ITEM 5. Other Events and Regulation FD Disclosure.

With the quarter ended March 31, 2003, ResortQuest International, Inc. (the “Company”) began allocating all corporate revenues, expenses and assets to each of the Company’s property management and First Resort Software operations. The corporate balances are being allocated prorata to each operation based on total revenues. We believe that this allocation method is the most appropriate given the nature of our operations. This change was made as the Company began the relocation of its corporate headquarters to Destin, Florida and due to the continued centralization of support functions for all operations. Based on this change, the Company has two reportable segments. Prior to this change, corporate balances were not allocated to the Property Management segment.

This change in allocation methodology was presented in our Form 10-Q’s for the first and second quarters of 2003, and will also be required with the filing of our Form 10-K for 2003. For comparison purposes between the 2003 Form 10-Q’s and our 2002 Form 10-K, this filing presents the audited financial statements and notes thereto of Exhibit 13 from our 2002 Form 10-K conformed to reflect this change in allocation for all periods presented in the segment disclosure of Note 13. The Independent Auditors’ Report has also been included and modified as it relates to the conformed Note 13. No other portions of Exhibit 13 have been modified. This change in allocation methodology has no effect on previously reported consolidated operating income, net income, net assets or total assets of the Company.

ITEM 7. Financial Statements and Exhibits.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.

Exhibit No.	Description

13	Conformed Exhibit 13 for 2002 Form 10-K

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESORTQUEST INTERNATIONAL, INC.

Date: September 17, 2003	By: /s/ J. Mitchell Collins Name: J. Mitchell Collins Title: Executive Vice President and Chief Financial Officer